UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2007

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

Maryland	001-13417	13-3950486
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Metroplex Drive, Suite 100, Edison, New Jersey 08817
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (732) 548-0101

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
SECTION 8 - OTHER EVENTS
ITEM 8.01. OTHER EVENTS
SIGNATURE

SECTION 8.01 - OTHER EVENTS

ITEM 8.01. OTHER EVENTS

Hanover Capital Mortgage Holdings, Inc. (the “Company”), its Chief Executive Officer, and its former Chief Financial Officer, J. Holly Loux, entered into a Confidential Settlement and Release Agreement (the “Settlement Agreement”), dated April 24, 2007 and effective May 3, 2007, resolving to the satisfaction of all parties, the previously pending litigation in the action entitled Loux v. Hanover Capital Mortgage Holdings, Inc., Civil Action No.06-0122 (KSM). The details of this employment-related dispute were previously disclosed in a Form 8-K filing by the Company on June 28, 2006. All parties to the Settlement Agreement have agreed to keep the terms of the Settlement Agreement confidential, subject to some limited exceptions therein. The Company has recognized approximately $500,000 in expenses related to this settlement, taking into account any available insurance, in the quarter ended March 31, 2007.

[signature on following page]

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
Date: May 3, 2007	By:	/s/ Harold F. McElraft
Harold F. McElraft, Chief Financial Officer and Treasurer